UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – July 15, 2016

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0335710
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

475 Fentress Blvd., Unit L, Daytona Beach, Florida 32114
(Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                                 Entry into a Material Definitive Agreement.

On January 18, 2016, Gilla Inc. (“Gilla” or the “Company”) and Sarasvati Investments Inc., (“Sarasvati” or the “Lender”), an agent to a consortium of investors as further described below, entered into a Term Loan Agreement (the “Term Loan”) whereby the Lender would loan the Company the aggregate principal amount of one million Canadian dollars (CAD $1,000,000) for capital expenditures, marketing expenditures and working capital, as previously disclosed on Form 8-K as filed with the U.S. Securities & Exchange Commission on January 22, 2016.

On July 15, 2016, the Company and the Lender entered into a Term Loan Amendment (the “Term Loan Amendment”) to amend certain terms and conditions of the Term Loan. Pursuant to the Term Loan Amendment, the Lender agreed to extend to the Company an additional six hundred thousand Canadian dollars (CAD $600,000) in principal to increase the Term Loan facility up to the aggregate principal amount of one million six hundred thousand Canadian dollars (CAD $1,600,000). The parties also extended the maturity date of the Term Loan to July 2, 2018 with all other terms of the Term Loan remaining the same.

On July 15, 2016 and in connection to the Term Loan Amendment, the Company issued 300,000 warrants for the purchase of Common Stock of the Company (“Common Stock”) at an exercise price of $0.20 per share, such warrants expiring on December 31, 2018. The Company also extended the expiration dates of i) the 250,000 warrants issued on January 18, 2016 in connection to the Term Loan and ii) the 250,000 warrants issued on August 1, 2014 and extended on January 18, 2016 in connection to the Term Loan both until December 31, 2018, with all other terms of the warrants remaining the same.

Furthermore, Sarasvati is acting as an agent for a consortium of investors as outlined in a private agency and participation agreement by and among Sarasvati and each of the participants. The Company’s Chief Executive Officer and its Chief Financial Officer are both beneficial investors in the consortium and have each committed to provide one hundred and fifty thousand Canadian dollars (CAD $150,000) of the principal amount of the initial principal of the Term Loan and the additional principal of the Term Loan pursuant to the Term Loan Amendment. Neither the Chief Executive Officer nor the Chief Financial Officer shall participate in the warrants issued or warrants extended in connection with the Term Loan Amendment.

A copy of such Term Loan Amendment is attached hereto as Exhibit 10.26 and incorporated herein by reference.

Item 8.01                                 Other Events.

On July 18, 2016, the Company issued a press release announcing the Company’s continued global expansion with a new United Kingdom distribution deal.

A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                  Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description

10.26	Term Loan Amendment, by and between the Company and Sarasvati Investments Inc., dated as of July 15, 2016.

99.1	Press Release dated July 18, 2016 from Gilla Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: July 21, 2016	By:	/s/ J. Graham Simmonds
Name: J. Graham Simmonds
Title: Chief Executive Officer